Exhibit 99.1

Liquidity Services Announces Agreement to Divest its

Jacobs Trading Business to Tanager Acquisitions, LLC for $17 Million

Washington, DC — September 25, 2015 — Liquidity Services (NASDAQ: LQDT), a global solution provider in the reverse supply chain with the world’s largest marketplace for business surplus, today announced that it has entered into a definitive agreement to sell its Jacobs Trading business to Tanager Acquisitions, LLC, a Minnesota-based reseller of closeout merchandise, in an approximately $17 million transaction. The companies expect to complete the transaction by September 30th. Final timing will depend on satisfaction of customary closing conditions.

The agreed upon consideration to Liquidity Services for the Jacobs Trading business is approximately $13 million, subject to final closing adjustments and payable in the form of a five-year note, plus the opportunity to receive up to an additional $2 million in cash based on achievement of earn-out targets in calendar year 2019, and up to an additional $2 million in cash based on achievement of earn-out targets in calendar year 2020.

Additionally, the sale of the Jacobs Trading business allows Liquidity Services to utilize approximately $127 million in tax losses resulting in an anticipated near term cash benefit of approximately $35 million from tax refunds and a tax loss carry forward of approximately $31 million generating another approximately $13 million of tax benefit against future earnings.  The transaction is expected to result in an approximately $29 million credit to income tax expense for fiscal year 2015. This divestment follows the termination of the legacy Jacobs Trading Wal-Mart contract which materially reduced the scope of the Jacobs Trading business.

“This transaction unlocks substantial near term growth capital that we will reinvest in our core Retail Supply Chain Group business focused on providing Fortune 1000 retailers and manufacturers with a complete reverse logistics solution for managing customer returns, shelf pulls, excess and overstock inventory,” said Jim Rallo, President of Liquidity Services’ Retail Supply Chain Group.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook, plans to increase investments in technology infrastructure, our proprietary e-commerce marketplace platform, product development and marketing initiatives, the LiquidityOne Transformation program, the supply and mix of inventory under the DoD Surplus Contract, expected future effective tax rates, and trends and assumptions about future periods, including the fourth quarter FY15 and the full year FY15. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies into our existing operations and our ability to realize any anticipated benefits of these or other acquisitions; the success of our business realignment and LiquidityOne integration and enhancement initiative. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services is a global solution provider in the reverse supply chain with the world’s largest marketplace for business surplus. We partner with global Fortune 1000 corporations, middle market companies, and government agencies to intelligently transform surplus assets and inventory from a burden into a liquid opportunity that fuels the achievement of strategic goals. Our superior service, unmatched scale, and ability to deliver results enable us to forge trusted, long-term relationships with over 8,000 clients worldwide. With nearly $6 billion in completed transactions, and approximately 3 million buyers in almost 200 countries and territories, we are the proven leader in delivering smart surplus solutions. Let us build a better future for your surplus. Visit us at LiquidityServices.com.

Contact:

Liquidity Services

Jeanette Hanfling

Director of Public Relations

202.467.5723

jeanette.hanfling@liquidityservices.com